Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this First Amended Registration Statement of Victor Industries, Inc. on Form S-8 of ur report datyed May 22, 2204 Appearing in Victor Industries, Inc.”s annual report on Form 10-KSB for the year ended December 31, 2003.

By: /s/Wong Johnson & Associates, A Professional Corporation
Temecula, California
November 30, 2004